Exhibit 3 (a)

MINIMUM FEE: $50.00
If the authorized capital is increased in excess of fifty thousand dollars ($50,000.00), the filing fee shall be an amount equal to one-tenth of one percent (1/10th of 1%) of such increase.
FILE IN DUPLICATE
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AMENDED
CERTIFICATE OF INCORPORATION
 (AFTER RECEIPT OF PAYMENT OF STOCK)

TO:	OKLAHOMA SECRETARY OF STATE 2300 N. Lincoln Blvd., Room 101, State Capitol Building Oklahoma City, Oklahoma 73105-4897 (405)-522-4560

The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1.         A.            The name of the corporation is:

Public Service Company of Oklahoma

B.           As amended: The name of the corporation has been changed to:

_____________________________________________________________________________
(Please Note: The new name of the corporation MUST contain one of the following words: association, company, corporation, club, foundation, fund, incorporated, institute, society, union, syndicate or limited or one of the abbreviations co., corp., inc. or ltd. )

2.            The name of the registered agent and the street address of the registered office in the State of Oklahoma is:

CT Corporation System	120 N. Robinson #735	Oklahoma City, OK		73102
Name of Agent	Street Address	City	County	Zip Code
(P.O. BOXES ARE NOT ACCEPTABLE)

3.     The duration of the corporation is:  perpetual

4.           The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

NUMBER OF SHARES	SERIES	PAR VALUE PER SHARE
	(If any)	(Or, if without par value, so state)

COMMON 11,000,000		$15.00
PREFERRED 700,000	All Series	$100.00

5.	Set forth clearly any and all amendments to the certificate of incorporation which are desired to be made:

That Article VI, Paragraph 7(a) of the Restated Certificate of Incorporation of the
Company be amended and restated in its entirety as follows:

(a)   Each record holder of outstanding shares of Preferred Stock shall, at all meetings of stockholders of the corporation, have one (1) vote for each share of Preferred Stock held by such holder, and the Preferred Stock shall vote with the Common Stock and not as a separate class, except as expressly provided in Paragraph (4) or (5) of this Article IV or in this Paragraph (7) and except as may be required by law.  In such excepted cases, each record holder of outstanding shares of the Preferred Stock shall have ten (10) votes for each share of the Preferred Stock held by such holder, except as may be required by law, and shall not vote together with the Common Stock.  Each record holder of outstanding shares of Common Stock shall, at all meetings of stockholders of the corporation, have one (1) vote for each share of Common Stock held by him, except as otherwise provided in this Paragraph (7)

      That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

That thereafter, pursuant to said resolution of its Board of Directors, the unanimous written consent of the sole shareholder of said corporation was delivered, as required by statute in favor of the amendment(s).

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President or Vice President and attested by its Secretary or Assistant Secretary, this 1st day of May, 2008.

   By    /s/ Robert P. Powers_______

Vice President

Robert P. Powers
           (PLEASE PRINT NAME)

 ATTEST:

By:  /s/ Thomas G. Berkemeyer

Assistant  Secretary

Thomas G. Berkemeyer
            (PLEASE PRINT NAME)
(SOS FORM 004-12/01)

                                   RESTATED
             CERTIFICATE OF INCORPORATION

          PUBLIC SERVICE COMPANY OF OKLAHOMA

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

     Public Service Company of Oklahoma, a corporation organized and existing under the laws of the State of Oklahoma, (the "Company") hereby certifies as follows:

     1. At all times since the date of its incorporation the name of the Company has been Public Service Company of Oklahoma. The name of the Company is not amended herein.

     2. The date of filing of the Company's original Articles of Incorporation with the Secretary of State of the State of Oklahoma was May 29, 1913.

     3.   This  Restated  Certificate  of  Incorporation  restates and integrates  and further  amends the Articles of  Incorporation  of the
Company and is filed in  accordance  with  Section 80 of the  Oklahoma
General  Corporation Act (18 Okla. Stat.  (1986) ss. 1080). The Articles
of   Incorporation  of  the  Company  are  amended  herein  to  delete paragraph 5(c) of Artlicle VI.

     4.   This Restated  Certificate of Incorporation was duly adopted in  accordance  with the  provisions  of  Section  80 of the  Oklahoma
General  Corporation  Act (18 Okla.  Stat.  (1986) ss. 1080) after being proposed by the Board of Directors and adopted by the  Shareholders in the manner and by the vote  prescribed  in Section 77 of the  Oklahoma
General Corporation Act (18 Okla. Stat. (1986) ss. 1077).

     5.   This  Restated   Certificate  of   Incorporation   shall  be
effective on the date of filing.

     6. The title, headings, and text of the Articles of Incorporation of the
Company are hereby restated, integrated, and amended to read as follows:

            CERTIFICATE OF INCORPORATION
                                       OF
         PUBLIC SERVICE COMPANY OF OKLAHOMA

                                    ARTICLE I

                                      NAME

The name of the corporation shall be:

                 "PUBLIC SERVICE COMPANY OF OKLAHOMA"

                                   ARTICLE II

                                    PURPOSES

     The purposes for which the corporation is formed are as follows:

     Manufacturing or merchandising, either or both, more particularly set forth as follows:

     (1) To manufacture and/or purchase gas or electricity, or both, and to transmit, distribute and sell the same, either at wholesale or retail.

     (2) To acquire, hold, manage and operate canals, reservoirs, dams, ditches, flumes, aqueducts, pipes and water lines as well as distribution systems thereof for the purpose of furnishing water for public and/or private use, and such other property as may be necessary for use in connection therewith, as well as for the purpose of generating and transmitting electrical energy, heat, power, water and other uses.

     (3) To manufacture and/or purchase ice and sell the same, either at wholesale or retail.

     (4) To acquire and own all lands or other property necessary to conduct such manufacturing or merchandising business.

     (5) To sell all such lands or other property as and when desired in the conducting of such manufacturing or merchandising business.

     (6) To borrow money on the notes or obligations of the corporation, as and when necessary or desirable, in conducting any or all of such business, and to secure such notes or obligations by mortgages or deeds of trust or other liens on any or all the property of the corporation, real, personal or mixed, in such manner, form and amount as it shall from time to time deem necessary or desirable.

     (7) To buy, acquire, own, operate or sell and dispose of, from time to time, plants for the purpose of manufacturing gas, electricity or ice.

     (8) To buy, acquire, own, sell or otherwise dispose of notes, obligations, capital stock or other securities of other corporations or entities.

     (9) To buy, acquire, own, and sell or dispose of, as merchandise or otherwise, any and all machinery, appliances, fixtures or tools used in the gas, electrical or ice business, or in the manufacturing, merchandising or use thereof.

     (10) To take out, buy, acquire, own and sell or otherwise dispose of, all patents, patent rights or copyrights, used or useful in such manufacturing or merchandising business.

     (11) To lease property from or to others, as may be necessary or desirable in such business.

     (12) To buy, acquire, own and build, and to sell and dispose of, any and all necessary transmission lines, either pole lines or pipe lines, for the conducting of said gas, or electricity, to the points where the same may be sold by the corporation, either at wholesale or retail.

     (13) In its merchandising business, to build, buy, acquire, own, and sell or dispose of, cold storage plants for the purpose of handling its own products or for others for hire.

     (14) To purchase, lease, trade, prospect for, drill, mine, manufacture, process, extract, transmit and transport natural gas, oil (both crude and refined), coal, fissionable or fusionable matter, hydrogen, and any and all other fuels now known or hereafter developed, with the right to build, purchase, lease, construct, acquire, equip, manage, maintain, control and operate mines, warehouses, processing plants, milling facilities, pipe-lines, pump stations, compressor stations or storage facilities, tanks, buildings, trucks, barges, railroad tank cars, unit trains, or other transportation facilities and all appurtenances necessary or incident thereto for the acquisition, storage, transportation and handling of any or all of said fuels for the purpose of securing adequate fuel supplies for its electric generating stations.

     (15) To do any and all things to effectuate, or in furtherance of, the purposes for which the corporation is organized or which may be necessary or incidental to the conduct of its business as set forth above; and to have and possess the purposes set forth in, and to exercise the general powers granted or authorized by, the Oklahoma General Corporation Act.

                                   ARTICLE III

                                     ADDRESS

     The address of the registered office of the corporation in the state of
Oklahoma is 212 East 6th Street, city of Tulsa, Tulsa County, Oklahoma 74119, and the name of its registered agent at such address is M. Louise Winsworth.

                                   ARTICLE IV

                               CORPORATE EXISTENCE

     The corporation shall have a perpetual existence.

                                    ARTICLE V

                               NUMBER OF DIRECTORS

     The number of directors of the corporation shall be set in accordance with the provisions of the Bylaws of the corporation.

                                   ARTICLE VI

                SHARES--STOCK--DIVIDENDS--VOTING--ETC.

     The aggregate number of shares which the corporation has the authority to issue and allot is Eleven Million Seven Hundred Thousand (11,700,000) shares, divided into Seven Hundred Thousand and Eleven Million (11,000,000) shares of the par value of $15 each of Common Stock. Ninety-Seven Thousand Nine Hundred
(97,900) shares of the Preferred Stock shall be designated 4% Preferred Stock and shall constitute a series of the Preferred Stock; and One Hundred Thousand
(100,000) shares of the Preferred Stock shall be designated 4.24% Preferred
Stock and shall constitute a series of the Preferred Stock; Two Hundred Fifty
Thousand (250,000) shares of the Preferred Stock shall be designated 7.92%
Preferred Stock and shall constitute a series of the Preferred Stock; and Two
Hundred Fifty Thousand (250,000) shares of the Preferred Stock shall be designated 8.88% Preferred Stock and shall constitute a series of the Preferred
Stock. Authority is hereby vested in the Board of directors of the corporation to establish by resolution, from time to time, one or more other series of
Preferred Stock and to fix and determine the voting powers, full or limited or no voting powers, and any designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, and any other special rights which the Board of Directors may have authority under the laws of Oklahoma to fix and determine, applicable to the shares of the respective series, provided that the terms and provisions set forth herein with respect to the Preferred Stock shall be applicable to all shares of Preferred Stock of each series except as and to the extent otherwise provided herein or fixed and determined by the Board of Directors by resolution establishing a particular series pursuant to the authority herein vested in such
Board. Any authorized and unallotted shares of Preferred Stock and any shares of
Preferred Stock from time to time having the status of unissued and unallotted shares may be issued and allotted as shares of 4% Preferred Stock, 4.24%
Preferred Stock, 7.92% Preferred Stock or 8.88% Preferred Stock, or as shares of any one or more other series so established by the Board of Directors.

     (1) The holders of shares of the Preferred Stock shall be entitled to receive, in respect of each share held, dividends upon the par value thereof at the annual rate specified in the designation of such share or as provided in the resolution of the Board of Directors authorizing the initial issue of shares of such series out of the surplus or net profits of the corporation. Dividends on the shares of 4% Preferred Stock, 4.24% Preferred Stock, 7.92% Preferred Stock
and 8.88% Preferred Stock shall be payable quarter-yearly on January first,
April first, July first and October first in each year, when and as declared by the Board of Directors. Dividends on shares of any other series of Preferred
Stock shall be payable on the dates and as provided in the resolution of the
Board of Directors authorizing the initial issue of shares of such series. Such dividends shall be cumulative (a) as to the 97,900 outstanding shares of 4%
Preferred Stock, from the first day of the dividend period in which such shares were originally issued, (b) as to the shares initially issued of any other series, from the date of issue or such other date as may be provided in the resolution of the Board of Directors authorizing the initial issue of shares of such series, and (c) as to all other shares of any series, from the first day of the dividend period in which issued; and such dividends shall be paid, or declared and set apart for payment, before any dividends shall be declared or paid on or set apart for the Common Stock, so that if for any past dividend period or the current dividend period dividends on the Preferred Stock (of all series) shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and funds set apart for the payment thereof before any dividends shall be declared or paid on or set apart for the
Common Stock. The term "dividend period," as used herein, refers to each period commencing on the date on which dividends, if declared, shall be payable and ending on the day preceding the next such date. The holders of the shares of
Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends at the annual rate specified in the designation of such shares or as provided in the resolution of the Board of Directors authorizing the initial issue of shares of such series. All shares of the Preferred Stock at any time authorized, regardless of the series or designation thereof, shall constitute one class of stock and, EXCEPTING ONLY as to those provisions applicable to the shares of the respective series as provided herein or as fixed and determined by the Board of Directors pursuant to the authority herein vested in the Board of Directors, shall be of equal rank and confer equal rights upon the holders thereof. Whenever full cumulative dividends as aforesaid upon the
Preferred Stock (of all series) and upon any other shares of stock having priority as to dividends over the Common Stock, then outstanding, for all past dividend periods and for the current dividend period shall have been paid, or declared and set apart for payment, the Board of Directors may declare and pay dividends on the Common Stock of the corporation, SUBJECT, HOWEVER to the restrictions hereinafter set forth.

     (2) In the event of the involuntary liquidation, dissolution or winding up of the corporation, the holders of shares of the Preferred Stock (of all series)
then outstanding shall be entitled to be paid in full, out of the net assets of the corporation, the par value of their shares plus an amount equal to the accrued dividends on such shares, and no more, before any amount shall be paid or distributed to the holders of shares of the Common Stock. In the event of the voluntary liquidation, dissolution or winding up of the corporation, the holders of shares of (a) the 4% Preferred Stock then outstanding shall be entitled to be paid in full, out of the net assets of the corporation, the par value of their shares and an amount equal to the accrued dividends on such shares, and no more, and (b) the 4.24% Preferred Stock, the 7.92% Preferred Stock and the 8.88%
Preferred Stock then outstanding shall be entitled to be paid in full, out of the net assets of the corporation, the then effective redemption price of such shares (including an amount equal to the accrued dividends on such shares), and no more, before any amount shall be paid or distributed to the holders of shares of the Common Stock. After payment in full to the holders of all shares of the
Preferred Stock (of all series) and of all other shares of stock, if any, having priority over the Common Stock as to assets, then outstanding, of the amounts to which they are respectively entitled as herein provided, the remaining assets and profits shall be divided among and paid or distributed to the holders of shares of Common Stock.

     (3) The corporation, on the sole authority of its Board of Directors, shall have the right at any time or from time to time to redeem and retire all or any part of the Preferred Stock, or all or any part of the shares of one or more series of the Preferred Stock, upon and by the payment to the holders of the shares to be redeemed, or upon or by setting aside, as hereinafter provided, for the benefit of such holders, of the redemption price or prices fixed for the shares to be redeemed, which redemption price (a) in the case of shares of the
4% Preferred Stock shall be $105.75 per share plus accrued dividends to the date of redemption, (b) in the case of shares of the 4.24% Preferred Stock shall be
$103.19 per share, plus accrued dividends to the date of redemption, (c) in the case of shares of the 7.92% Preferred Stock shall be $108.82 per share if the date of redemption is prior to January 1, 1979, $106.18 per share if the date of redemption is on or subsequent to January 1, 1979 and prior to January 1, 1984,
$103.54 per share if the date of redemption is on or subsequent to January 1,
1984 and prior to January 1, 1989, and $101.00 per share if the date of redemption is on or subsequent to January 1, 1989, plus, in each case, accrued dividends to the date of redemption and PROVIDED that no shares of the 7.92%
Preferred Stock may be redeemed prior to January 1, 1979, if such redemption is for the purpose of refunding or is in anticipation of the refunding of such shares through the use, directly or indirectly, of funds obtained by the corporation through the issuance of any shares of Preferred Stock or any other stock ranking prior to or on a parity with the Preferred Stock, or through the incurrence of debt by the corporation, at a dividend or interest cost, as the case may be, less than 7.916%, (d) in the case of shares of the 8.88% Preferred
Stock shall be $110.37 per share if the date of redemption is prior to July 1,
1981, $107.41 per share if the date of redemption is on or subsequent to July 1,
1981 and prior to July 1, 1986, $104.45 per share if the date of redemption is on or subsequent to July 1, 1986 and prior to July 1, 1991, and $101.49 per share if the date of redemption is on or subsequent to July 1, 1991, plus, in each case, accrued dividends to the date of redemption and PROVIDED that no shares of the 8.88% Preferred Stock may be redeemed prior to July 1, 1981 if such redemption is for the purpose of refunding or is in anticipation of the refunding of such shares through the use, directly or indirectly, of funds obtained by the corporation through the issuance of any shares of Preferred
Stock or any other stock ranking prior to or on a parity with the Preferred
Stock, or through the incurrence of debt by the corporation, at a dividend or interest cost, as the case may be, less than 8.85% and (e) in respect of shares of all other series of Preferred Stock shall be the redemption price or prices as provided in the resolution of the Board of Directors authorizing the initial issue of shares of such series; PROVIDED that (i) with respect to the shares of
4% Preferred Stock, 4.24% Preferred Stock, 7.92% Preferred Stock and 8.88%
Preferred Stock, not later than on the thirtieth day before the date fixed for such redemption, nor earlier than on the sixtieth day before such date of redemption, and (ii) with respect to shares of all other series of Preferred
Stock, within the time periods specified in the resolution of the Board of
Directors authorizing the initial issue of shares of such series, notice of the intention of the corporation to redeem such shares, specifying the shares to be redeemed, the redemption price and the date and place of redemption, shall be deposited in a United States post office or mail box at any place in the United
States addressed to each holder of record of the shares to be redeemed at his address as the same appears upon the records of the corporation; AND PROVIDED,
FURTHER, that in mailing such notice unintentional omissions or errors in names or addresses, or other defects in such mailing, shall not impair the validity of the notice of, or proceedings for, such redemption. In every case of the redemption of less than all the outstanding shares of any particular series of
Preferred Stock, the shares of such series to be redeemed shall be chosen by proration (so far as may be without the issuance of fractional shares), by lot or in such other equitable manner as may be prescribed by resolution of the
Board of Directors. The corporation may deposit, with a bank or trust company, which shall be named in the notice of redemption, shall be located in the City of New York, New York, or in Chicago, Illinois, or in Tulsa, Oklahoma, and shall have capital, surplus and undivided profits of at least $1,000,000, the aggregate redemption price of the shares to be redeemed, in trust for the payment on or before the redemption date to or upon the order of the holders of such shares, upon surrender of the certificates for such shares. Such deposit in trust may, at the option of the corporation, be upon terms whereby in case the holder of any shares of Preferred Stock called for redemption shall not, within ten years after the date fixed for redemption of such shares, claim the amount on deposit with any bank or trust company for the payment of the redemption price of such shares, such bank or trust company shall on demand, when requested by resolution of the Board of Directors of the corporation or its successor, pay to or upon the written order of the corporation or its successor the amount so deposited, and thereupon such bank or trust company shall be released from any and all further liability with respect to the payment of such redemption price and the holder of said shares shall be entitled to look only to the corporation or its successor for the payment thereof. Upon the giving of notice of redemption and, except as otherwise provided by law, upon the deposit of the redemption price, as aforesaid, or, if no such deposit is made, upon the redemption date (unless the corporation defaults in making payment of the redemption price as set forth in such notice), such holders shall cease to be stockholders with respect to said shares, and from and after the making of said deposit and the giving of said notice, or, if no such deposit is made, after the redemption date (the corporation not having defaulted in making payment of the redemption price as set forth in such notice), said shares shall no longer be transferable on the books of the corporation, and said holders shall have no interest in or claim against the corporation or its successor with respect to said shares, but shall be entitled only to receive said moneys on the date fixed for redemption, as aforesaid, from said bank or trust company, or from the corporation or its successor, without interest thereon, upon surrender of the certificates for said shares as aforesaid. All shares of the Preferred Stock so redeemed shall be canceled and retired.

     The term "accrued dividends," as used in this Article VI shall be deemed to mean, in respect of any share of the Preferred Stock (of any series) as of any given date, the amount of dividends payable on such share, computed, at the annual dividend rate stated in the designation of such share or as provided in the resolution of the Board of Directors authorizing the initial issue of shares of such series, from the date on which dividends thereon became cumulative to and including such given date, less the aggregate amount of all dividends which have been paid, or which have been declared and set apart for payment, on such share. Accumulations of dividends shall not bear interest.

     Nothing herein contained shall limit any legal right of the corporation to purchase or otherwise acquire any shares of the Preferred Stock of any series;
PROVIDED that the corporation shall not redeem, purchase or otherwise acquire less than all the outstanding shares of the Preferred Stock if at the time of such redemption, purchase or other acquisition dividends payable on the
Preferred Stock shall be in default in whole or in part UNLESS, prior to or concurrently with such redemption, purchase or other acquisition, all such defaults in dividends shall have been cured, OR UNLESS such redemption, purchase or other acquisition shall have been ordered, approved or permitted by the
Securities and Exchange Commission or any successor commission under the Public
Utility Holding Company Act of 1935. All shares of the Preferred Stock so redeemed, purchased or acquired shall be canceled and retired.

     (4) So long as any shares of the Preferred Stock shall be outstanding, the corporation shall not, without the affirmative vote or the consent of the record holders of at least two-thirds of the total number of shares of the Preferred
Stock (of all series) at the time outstanding:

     (a) create or authorize, by amendment to the Certificate of Incorporation or otherwise, shares of any class of stock ranking prior to the Preferred
     Stock as to dividends or assets or any security convertible into shares of such prior ranking stock, OR issue any of such prior ranking stock or convertible security after the expiration of one year from such vote or consent of the holders of the shares of the Preferred Stock; or

     (b) change, alter or repeal, by amendment to the Certificate of
     Incorporation or otherwise, any of the rights, preferences or powers of the holders of the shares of the Preferred Stock so as to affect adversely any of such rights, preferences or powers, PROVIDED that (i) any increase or decrease in the authorized amount of the Preferred Stock or the creation, or any increase or decrease in the authorized amount, of any class of stock ranking on a parity with the Preferred Stock as to dividends or assets shall not be deemed to affect adversely the rights, preferences or powers of the holders of the shares of the Preferred Stock and (ii) if any such change, alteration or repeal would affect adversely the rights, preferences or powers of the holders of shares of one or more, but less than all, of the series of the Preferred Stock at the time outstanding, the vote or consent only of the record holders of at least two-thirds of the total number of outstanding shares of the series so adversely affected shall be required.

     No vote or consent of the holders of the shares of the Preferred Stock shall be required in respect of any transaction enumerated in this Paragraph (4)
if, at or prior to the time when such transaction is to take effect, provision is made for the redemption or other retirement of all outstanding shares of the
Preferred Stock the vote or consent of which would otherwise be required by this
Paragraph (4).

     No provision contained in this Paragraph (4) is intended or shall be construed to relieve the corporation from compliance with any applicable statutory provision requiring the vote or consent of the holders of a greater number of the outstanding shares of the Preferred Stock.

     (5) So long as any shares of the Preferred Stock shall be outstanding, the corporation shall not, without the affirmative vote or consent of the record holders of a majority of the total number of shares of the Preferred Stock (of all series) at the time outstanding:

     (a) merge or consolidate with or into any other corporation or corporations, or sell or otherwise dispose of all or substantially all of the assets of the corporation, UNLESS such merger, consolidation sale or other disposition, or the exchange, issuance or assumption of all securities to be exchanged, issued or assumed in connection with any such merger, consolidation, sale or other disposition, shall have been ordered, approved or permitted by the Securities and Exchange Commission or any successor commission under the Public Utility Holding Company Act of 1935;
     PROVIDED that the provisions of this Subparagraph (a) shall not apply to the purchase by the corporation of franchises or assets of another corporation; or

     (b) issue any shares of the Preferred Stock, including the reissuance of any shares thereof reacquired by the corporation, or shares of any other stock ranking on a parity with the Preferred Stock as to dividends or assets, for any purpose OTHER THAN in exchange for or to effect the redemption or other retirement of not less than an equal par amount or stated value of the Preferred Stock or of stock ranking prior to or on a parity with the Preferred Stock as to dividends or assets at the time outstanding, UNLESS (1) the gross income of the corporation (after deducting all taxes, including taxes based on income, and determined as hereinafter provided) for twelve consecutive calendar months ending within the fifteen calendar months immediately preceding the issuance of the shares to be issued shall have been at least one and one-half times the sum of (i) the annual interest charge on all indebtedness of the corporation which will be outstanding immediately after the issuance of the shares to be issued and (ii) the annual dividend requirement on all shares of the
     Preferred Stock and of any other stock ranking prior to or on a parity with the Preferred Stock as to dividends or assets (including the shares to be issued), which will be outstanding immediately after the issuance of the shares to be issued; AND (2) the common stock equity of the corporation, computed as provided in Paragraph (6) hereof, shall be not less than the aggregate amount payable in the event of the involuntary liquidation, dissolution or winding up of the corporation in respect of all shares of the Preferred Stock and of any other stock ranking prior to or on a parity with the Preferred Stock as to dividends or assets, which will be outstanding immediately after the issuance of the shares to be issued.

     Gross income shall be determined in accordance with such system of accounts as may be prescribed by regulatory authorities having jurisdiction in the premises or, in the absence of any such system of accounts, in accordance with generally accepted accounting principles, provided that in computing gross income of the corporation for the purposes of Subparagraph (b) of this Paragraph
(5) (i) in the event any additional property or assets are to be acquired by the corporation by the issuance, or the application of any of the proceeds from the issuance, of any shares of the Preferred Stock or of stock ranking on a parity with or junior to the Preferred Stock as to dividends or assets, to be then issued, the gross income of the property or assets to be so acquired (computed on the same basis as the gross income of the corporation as herein provided and for the same period) may be included, on a pro forma basis, in making such computation of gross income of the corporation, and (ii) the amounts to be deducted from gross income as charges for depreciation, retirements, renewals, and replacements and/or amortization shall not be less in the aggregate than an amount equal to 3.0% (or such other percentage as may upon application by the corporation be approved by the Securities and Exchange Commission, or any successor authority, under the Public Utility Holding Company Act of 1935) of the arithmetical average of the amount of property of the corporation at the beginning, and the amount thereof at the end, of such 12-month period, in plant accounts of the corporation, with respect to which bonds may at the time be authenticated under any indenture securing first mortgage bonds of the corporation and which property is depreciable, determined in accordance with generally accepted principles of accounting. Amounts included in plant acquisition adjustment account, or accounts of similar purpose, shall not be included in the amount of such property if adequate provision for the amortization of such amounts is made by current charges to income or surplus.

     In computing the annual interest charge and the annual dividend requirement referred to in said Subparagraph (b), there shall be EXCLUDED the interest charges and dividend requirements on all indebtedness and shares of stock, respectively, which are to be redeemed or otherwise retired by the issuance, or the application of any of the proceeds from the issuance, of any shares of the
Preferred Stock or of stock ranking prior to or on a parity with the Preferred
Stock as to dividends or assets, then to be issued.

     If for the purpose of meeting the requirements of clause (2) of
Subparagraph (b) of this Paragraph (5), it shall have been necessary to take into consideration any earned surplus of the corporation, the corporation shall not thereafter pay any dividends on common stock (as defined in Paragraph (6) of this Article VI) in an amount which would result in reducing the common stock equity of the corporation, as defined in said Paragraph (6), to an amount less than the aggregate amount payable in the event of the involuntary liquidation, dissolution or winding up of the corporation in respect of all shares of the
Preferred Stock and of stock ranking prior to or on a parity with the Preferred
Stock as to dividends or assets at the time outstanding.

     No vote or consent of the holders of the Preferred Stock shall be required in respect of any transaction enumerated in this Paragraph (5) if, at or prior to the time when such transaction is to take effect, provision is made for the redemption or other retirement of all outstanding shares of the Preferred Stock the vote or consent of which would otherwise be required by this Paragraph (5).

     No provision contained in this Paragraph (5) is intended or shall be construed to relieve the corporation from compliance with any applicable statutory provision requiring the vote or consent of the holders of a greater number of the outstanding shares of the Preferred stock.

     (6) So long as any shares of the Preferred Stock shall be outstanding, the corporation shall not declare or pay any dividends on common stock of the corporation (as herein defined), EXCEPT AS FOLLOWS:

   (a) if and so long as the common stock equity (as herein defined) of the corporation on the last day of a calendar month ending within sixty days next preceding the date on which a dividend on common stock is proposed to be declared is, or as a result of the payment of such dividend would become, less than 20% of total capitalization of the corporation (as herein defined), the corporation shall not (except as hereinafter provided)
     declare any such dividend in an amount which, together with all other dividends on common stock paid within the year ending with and including the date on which such dividend is proposed to be payable, exceeds 50% of the net income of the corporation available for dividends of the net income of the corporation available for dividends on common stock (determined as herein provided) for twelve consecutive calendar months ending within sixty days next preceding the month in which such dividend is proposed to be declared; PROVIDED that if any dividends (or additional dividends) on common stock could have been declared under the foregoing limitation in any previous year or years, but were not declared, then such dividend proposed to be paid may exceed 50% of the above specified net income of the corporation by a total amount equal to the aggregate amount of all dividends on common stock that could have been so declared but were not declared; and

     (b) if and so long as the common stock equity on the last day of a calendar month ending within sixty days next preceding the date on which a dividend on common stock is proposed to be declared is, or as a result of the payment of such dividend would become, less than 25% but not less than 20%
     of total capitalization, the corporation shall not (except as hereinafter provided) declare any such dividend in an amount which, together with all other dividends on common stock paid within the year ending with and including the date on which such dividend is proposed to be payable, exceeds 75% of the net income of the corporation available for dividends on common stock for twelve consecutive calendar months ending within sixty days next preceding the month in which such dividend is proposed to be declared; PROVIDED that if any dividends (or additional dividends) on common stock could have been declared under the foregoing limitation of this paragraph in any previous year or years, but were not declared, then such dividend proposed to be paid may exceed 75% of the above specified net income of the corporation by the total amount equal to the aggregate amount of all dividends on common stock that could have been so declared but were not declared; and

     (c) at any time when the common stock equity is 25% or more of total capitalization, the corporation shall not declare dividends on common stock which would reduce the common stock equity below 25% of total capitalization, EXCEPT to the extent provided or permitted in Subparagraphs
     (a) and (b) above.

     "Dividends on common stock" of the corporation shall mean and include all dividends on Common Stock (other than dividends payable solely in shares of
Common Stock or applied by the recipient to the purchase from the corporation of shares of its Common Stock), distributions on, and purchases or other acquisitions for value of Common Stock of the corporation or other stock, if any, ranking junior to the preferred stock as to dividends or assets.

     "Common stock equity" of the corporation shall mean the aggregate of (a)
the par value of, or stated capital represented by, the outstanding shares of all stock of the corporation ranking junior to the preferred stock as to dividends or assets, and all premiums in respect of such junior ranking stock, as carried on the books of the corporation, and (b) the amount of all surplus accounts of the corporation, AFTER DEDUCTING from such aggregate (1) the excess, if any, of the aggregate amount payable in the event of the involuntary liquidation, dissolution or winding up of the corporation in respect of all outstanding shares of stock of the corporation ranking prior to the common stock as to dividends or assets, over the aggregate par value of, or stated capital represented by, such outstanding shares of prior ranking stock and any premiums thereon, (2) any amounts recorded on the books of the corporation (estimated, if not known) for used or useful utility plant and other property in excess of the original cost of such plant or property, (3) any intangible items (such as unamortized debt discount and expense, capital stock discount and expense and other intangible items) set forth on the asset side of the balance sheet of the corporation as a result of accounting convention, and (4) the excess, if any, for the period beginning July 1, 1945, and ending December 31, 1976, of an amount equal to 15% of the gross operating revenues derived by the corporation from the operation of its properties for the period (AFTER EXCLUDING OR
DEDUCTING from such revenues all non-operating income, revenues derived directly from properties leased to the corporation, and the aggregate cost of electric energy and gas purchased for exchange or resale), over the aggregate amount charged or provided by the corporation on its books for maintenance, repairs and depreciation of property for such period; PROVIDED that no deduction shall be made or required to be made for or in respect of any items or amounts referred to in clauses (2) and (3) of this paragraph (amounts recorded on the books for property in excess of original cost of such property and any intangible items set forth on the books of the Company as assets) in the event such items or amounts are being amortized or are provided for, or are being provided for, by reserves, and (5) the excess, if any, for the period beginning January 1, 1977, to the end of a month ending within ninety days next preceding the date as of which common stock equity is being determined, of an aggregate amount equal to
3.0% annually (or such other percentage as may upon application by the corporation be approved by the Securities and Exchange Commission, or any successor authority, under the Public Utility Holding Company Act of 1935) of the arithmetical average of the amount of depreciable property of the corporation at the beginning, and the amount thereof at the end, of each calendar year and portion thereof contained in such period, in plant accounts of the corporation, with respect to which bonds may at the time be authenticated under any indenture securing first mortgage bonds of the corporation, determined in accordance with generally accepted principles of accounting (excluding amounts included in plant acquisition adjustment account, or accounts of similar purpose, if adequate provision for the amortization of such amounts is made by current charges to income or surplus), over the aggregate amount charged or provided by the corporation on its books as charges for depreciation, retirements, renewals and replacements and/or amortization for such period.

     "Total capitalization" of the corporation shall mean the aggregate of (i)
the principal amount of all outstanding bonds, debentures, notes and other securities representing indebtedness (whether secured or unsecured) of the corporation maturing more than twelve months after the date as of which total capitalization is being determined, and (ii) the par value of, or stated capital represented by, the outstanding shares of the capital stock of all classes of the corporation, all premiums in respect of such stock, as carried on the books of the corporation, and the amount of all surplus accounts of the corporation, after DEDUCTING from such aggregate any amounts required to be deducted, in the determination of common stock equity, pursuant to the provisions of clauses (2)
and (3) of the foregoing definition of "common stock equity."

     "Net income of the corporation available for dividends on common stock"
shall be determined by deducting from the sum of the total operating revenues and other income of the corporation for any given period, all operating expenses for such period (including maintenance, repairs and depreciation, taxes based on income and all other taxes, all proper accruals, interest charges, amortization charges, other proper income deductions and dividends paid or accrued on outstanding shares of stock of the corporation ranking prior to the Common Stock as to dividends, for such period), all as determined in accordance with such system of accounts as may be prescribed by regulatory authorities having jurisdiction in the premises or, in the absence of any such system of accounts, in accordance with generally accepted accounting principles.

     (7) The voting rights of the holders of shares of the preferred stock and of the common stock of the corporation shall be as follows:

     (a) No holder of shares of the preferred stock shall be entitled to vote, at any meeting of stockholders of the corporation, for the election of directors or in respect of any other matter, EXCEPT as expressly provided in Paragraph (4) or (5) of this Article VI or in this Paragraph (7) AND
     EXCEPT as may be required by law. In such excepted cases, each record holder of outstanding shares of the preferred stock shall have ten (10)
     votes for each share of the preferred stock held by him. Each record holder of outstanding shares of Common Stock shall, at all meetings of stockholders of the corporation, have one (1) vote for each share of Common
     Stock held by him, EXCEPT as otherwise provided in this Paragraph (7).

     (b) If and when dividends payable on the preferred stock shall be in default in an amount equal to the annual dividends or more per share on all shares of the preferred stock then outstanding, and thereafter until all dividends on such preferred stock in default shall have been paid, the record holders of the shares of the preferred stock voting separately as one class, shall be entitled, at each meeting of the shareholders at which directors are elected, to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors of the corporation, and, EXCEPT as provided in the following Subparagraph (c), the record holders of the shares of common stock, voting separately as a class, shall be entitled at any such meeting to elect the remaining directors of the corporation.

     (c) If and when all dividends then in default on the preferred stock then outstanding shall be paid (and such dividends shall be paid, or declared and set apart for payment, out of any funds legally available therefor, as soon as reasonably practicable), the holders of the shares of the preferred stock shall thereupon be divested of the special right with respect to the election of directors provided for in Subparagraph (b) of this Paragraph
     (7), and the voting power of the holders of the shares of the preferred stock and the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on the preferred stock were not paid in full, but always subject to the same provisions for vesting such special rights in the record holders of shares of the preferred stock in case of further like default or defaults in the payment of dividends thereon as described in said subparagraph (b). Dividends shall be deemed to have been paid, as that term is used in this subparagraph (c), whenever such dividends shall have been declared and paid, or declared and provision made for the payment thereof, or whenever there shall be (i) funds available for the payment thereof and (ii) sufficient surplus or net profits of the corporation legally available for the payment thereof which shall have accrued since the date of the default giving rise to such special voting right; and thereupon the holders of a majority of the shares of the common stock shall have the right to elect directors to succeed those elected by the holders of the preferred stock, PROVIDED that in the event all dividends in default on the preferred stock at the time of the election of such successor directors shall not actually be paid or declared and set apart for payment within thirty days after such election, such successor directors so elected shall resign forthwith and the directors elected by the holders of the shares of the preferred stock shall forthwith be reelected to fill the vacancies so created and shall assume office as directors.

     (d) In case of any vacancy in the Board of Directors occurring among the directors elected by the holders of the shares of the preferred stock, as a class, pursuant to subparagraph (b) of this Paragraph (7), the holders of the shares of the preferred stock then outstanding and entitled to vote may elect a successor to hold office for the unexpired term of the director whose place shall be vacant. In case of a vacancy in the Board of Directors occurring among the directors elected by the holders of the shares of the
     Common Stock, as a class, pursuant to Subparagraph (b) of this Paragraph
     (7), the holders of the shares of the Common Stock then outstanding and entitled to vote may elect a successor to hold office for the unexpired term of the director whose place shall be vacant. In all other cases, any vacancy occurring among the directors shall be filled by the vote of a majority of the remaining directors.

     (e) Whenever the holders of the shares of the preferred stock, as a class, become entitled to elect directors of the corporation pursuant to
     Subparagraph (b) or (d) of this Paragraph (7), or whenever the holders of the shares of the Common Stock, as a class, become entitled to elect directors of the corporation pursuant to subparagraph (b) or (d) of this
     Paragraph (7), a special meeting of the holders of the shares of the preferred stock or of the holders of the shares of the Common Stock, as the case may be, for the election of such directors, shall be held at any time thereafter upon call by the holders of not less than 1,000 shares of the preferred stock or of the Common Stock, as the case may be, or upon call by the Secretary of the corporation at the request in writing of any stockholder addressed to him at the principal office of the corporation. If no such special meeting be called or be requested to be called, the election of the directors to be elected by the holders of the shares of the preferred stock, voting as a class, and of those to be elected by the holders of the shares of the Common Stock, voting as a class, shall take place at the next annual meeting of the stockholders of the corporation next succeeding the accrual of such special voting right. At all meetings of stockholders at which directors are elected during such times as the holders of shares of the preferred stock shall have the special right, voting separately as a class, to elect directors pursuant to subparagraph
     (b) of this Paragraph (7), the presence in person or by proxy of the holders of a majority of the outstanding shares of the common stock shall be required to constitute a quorum of such class for the election of directors, and, except as hereinafter stated, the presence in person or by proxy of the holders of a majority of the outstanding shares of all series of the preferred stock shall be required to constitute a quorum of such class for the election of directors; PROVIDED, HOWEVER, that (i) the absence of a quorum of the holders of stock of either such class shall not prevent the election at any such meeting, or adjournment thereof, of directors by the other such class if the necessary quorum of the holders of stock of such class is present in person or by proxy at such meeting, and
     (ii) in the absence of a quorum of the holders of stock of such class is present in person or by proxy at such meeting, and (ii) in the absence of a quorum of the holders of stock of either such class, a majority of those holders of the stock of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class, and (iii) at any such adjourned meting, the presence in person or by proxy of the holders of not less than 35% of the outstanding shares of the preferred stock shall constitute a quorum of the preferred stock for the election of directors by such class, and (iv) if at any such adjourned meeting the holders of at least 35% of the outstanding shares of the preferred stock shall not be present in person or by proxy, the directors to be elected by such class shall be elected by vote of the holders of not less than a majority of the outstanding shares of Common Stock. Not less than thirty days' notice in writing of any such adjourned meeting shall, upon request, be given by the corporation at its expense to the record holders of such class or classes.

     (f) In consideration of the issue, sale or delivery by the corporation, and the purchase or other acquisition by the holders thereof, of shares of the capital stock (both preferred and common) of the corporation, each and every present and future holder of shares of the capital stock (both preferred and common) of the corporation shall be conclusively deemed, by purchasing, acquiring or holding such shares, to have expressly consented to all and singular the terms and provisions of this Paragraph (7) and to have agreed that the voting rights of such holder, and the restrictions and qualifications thereof, shall be as set forth in this Paragraph (7).

     (8) No share of stock or evidence of indebtedness shall be deemed to be
"outstanding," as that term is used in this Certificate of Incorporation, if prior to or concurrently with the event in reference to which a determination as to the amount thereof outstanding is to be made, the requisite funds for the redemption, payment or other retirement thereof shall be deposited in trust for that purpose and, in the case of redemption, the requisite notice for the redemption thereof shall be given or the depositary of such funds shall be irrevocably authorized and directed to give or complete such notice of redemption.

     (9) No holder of shares of stock of any class of the corporation shall be entitled, as a matter of right, to subscribe for, purchase or receive any shares of stock of any class of the corporation, or any rights or options of the corporation which it may issue or sell, whether out of the number of shares now authorized or hereafter authorized. Nor shall any holder of shares of stock of any class of the corporation be entitled, as a matter of right, to subscribe for, purchase or receive any shares of stock or bonds, debentures or other obligations which the corporation may issue or sell, which shall be convertible into or exchangeable for stock of any class of the corporation, or to which shall be attached or appertain any warrant or warrants (or other instrument or instruments) which shall confer upon the holder or owner the right to subscribe for or purchase from the corporation any shares of its capital stock of any class; and all such additional issues of shares of stock of any class, rights or options, or of stock or bonds, debentures or other obligations convertible into or exchangeable for stock, or to which such warrants or other instruments shall be attached or appertain, may be issued and disposed of as determined by the
Board of Directors to such persons (whether stockholders or not), at such times, for such consideration and upon such terms permitted by the laws of Oklahoma, as the Board of Directors in its absolute discretion may deem advisable.

     (10) The corporation reserves the right to increase or decrease its authorized capital stock or any class thereof, or any series of any such class, or to reclassify the same, and to amend, alter, change or repeal any provision contained in the Certificate of Incorporation of the corporation, or any future amendment to said Certificate of Incorporation, in the manner now or hereafter prescribed by law, BUT SUBJECT to such conditions and limitations as are hereinbefore prescribed; and all rights granted to or conferred upon stockholders in the Certificate of Incorporation of this corporation, or in this amendment or any future amendment to said Certificate of Incorporation are granted and conferred subject to this reservation.

     (11) Neither a consolidation or merger of the corporation with or into any other corporation, nor a merger of any other corporation into the corporation, nor the purchase or other acquisition, redemption or other retirement by the corporation of all or any part of the outstanding shares of its preferred stock of any class, shall be deemed to be a distribution of assets, or a liquidation, dissolution or winding up, of the corporation within the meaning of any of the provisions of the Certificate of Incorporation of the corporation, as then in effect.

                                   ARTICLE VII

                                     BYLAWS

     The Board of Directors is hereby vested with authority to adopt, alter or repeal the Bylaws of the corporation, subject to the power of the shareholders to alter or repeal such Bylaws and subject to such other limitations and restrictions as are or may be provided by law.

                                  ARTICLE VIII

                 LIMITATION ON LIABILITY OF DIRECTORS

     To the full extent permitted by the Oklahoma General Corporation Act or any other applicable laws as presently or hereafter in effect, no director of the corporation shall be personally liable to the corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the corporation. No amendment to or repeal of this
Article VIII shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     IN WITNESS WHEREOF, Public Service Company of Oklahoma has caused this
Restated Certificate of Incorporation to be executed in its name by its
President, attested by its Assistant Secretary this 29th day of April, 1997.

                                 PUBLIC SERVICE COMPANY OF OKLAHOMA

[Corporate Seal]               By:  _________________
                                  T.D. Churchwell, President

ATTEST:

- ------------------------
Assistant Secretary

STATE OF OKLAHOMA  )
                                            ) ss.
COUNTY OF TULSA        )

     Before me, a Notary Public in and for said county and state, on this 29th day of April, 1997, personally appeared T. D. Churchwell, to me known to be the identical person who subscribed the name of Public Service Company of Oklahoma to the foregoing Restated Certificate of Incorporation as its President, and
acknowledged to me that he executed the same as his free and voluntary act and deed, and as the free and voluntary act and deed of Public Service Company of
Oklahoma, for the uses and purposes therein set forth.

     Given under my hand and seal of office the day and year last above written.

                                  ______
   Notary Public

My commission expires:

      _______

            (NOTARIAL SEAL)